Exhibit 99.1

Independent Auditors' Report

The Partners
MSR I, LP and MSR II, LP:
We have audited the accompanying combined statement of revenues and certain operating expenses of MSR I, LP and MSR II, LP for the year ended December 31, 2015, and the related notes thereto (the “Historical Summary”).
Management’s Responsibility for the Historical Summary
Management is responsible for the preparation and fair presentation of this Historical Summary in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on this Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the combined revenues and certain operating expenses of MSR I, LP and MSR II, LP, for the year ended December 31, 2015 in accordance with U.S. generally accepted accounting principles.
Emphasis of Matter
We draw attention to note 1 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K of Altisource Residential Corporation) and is not intended to be a complete presentation of MSR I, LP and MSR II, LP’s combined revenues and expenses. Our opinion is not modified with respect to this matter.
/s/ KPMG LLP
Austin, Texas
December 14, 2016

MSR I, LP and MSR II, LP
Combined Statements of Revenues and Certain Operating Expenses
(in thousands)

	Six Months Ended June 30, 2016 (unaudited)	Year Ended December 31, 2015
Revenues:
Rental revenues	$26,667	$46,436
Certain operating expenses:
Residential property operating expenses	9,505	18,470
Revenues in excess of certain operating expenses	$17,162	$27,966

See accompanying notes to combined statements of revenues and certain operating expenses.

MSR I, LP and MSR II, LP
Notes to Combined Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2016 and for the Year Ended December 31, 2015

1. Background and Basis of Presentation

Background

The accompanying combined statements of revenues and certain operating expenses (the “Historical Summary”) present the audited results of operations for the year ended December 31, 2015 and the unaudited results of operations for the six months ended June 30, 2016 of 4,262 single-family rental properties (the “Acquired Portfolio”) acquired by Altisource Residential, L.P. (“ARLP”), a wholly-owned subsidiary of Altisource Residential Corporation (the “Company”) from MSR I, LP (“MSR I”) and Firebird SFE I, LLC (“Firebird”), an indirect wholly owned subsidiary of MSR II, LP.

On September 30, 2016, ARLP acquired the Acquired Portfolio for an aggregate purchase price of $652.3 million in two separate seller-financed transactions. In the first transaction, ARLP acquired 3,868 of the 4,262 properties through its entry into a Membership Interest Purchase and Sale Agreement (the “MIPA”) with MSR I. Pursuant to the MIPA, ARLP acquired from MSR I 100% of the membership interests of HOME SFR Equity Owner, LLC (“HOME Equity”), a newly formed special purpose entity and sole equity owner of HOME SFR Borrower, LLC (“HOME Borrower”), which owned the 3,868 single-family residential properties. Following the consummation of the transaction, HOME Equity and HOME Borrower became indirect, wholly owned subsidiaries of the Company. In the second transaction, ALRP entered into a Purchase and Sale Agreement (the “PSA”) with Firebird. Pursuant to the PSA, HOME Borrower, as assignee from ARLP, acquired the remaining 394 of the 4,262 properties.

Basis of Presentation

The Historical Summary has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”). Accordingly, the Historical Summary is not intended to be a complete presentation of the revenues and expenses of the Acquired Portfolio for the periods presented as certain operating expenses have been excluded, including real estate depreciation and amortization, interest expense and other costs not comparable to the proposed future operations of the Acquired Portfolio. The reported financial information in the Historical Summary will not necessarily be indicative of future operating results. The Historical Summary and the notes thereto are included in this Amended Current Report on Form 8-K/A along with the Company's unaudited pro forma consolidated financial statements as of and for the year ended December 31, 2015 and the six months ended June 30, 2016.

Use of Estimates

The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

2. Summary of Significant Accounting Policies

Rental Revenues

Minimum contractual rent payments from leases are recognized on a straight-line basis over the terms of the respective leases. Therefore, actual amounts billed in accordance with the lease during any given period may be higher or lower than the amount of rental revenue recognized for the period.

Residential Property Operating Expenses

Residential property operating expenses represent the direct expenses of operating the property and include maintenance, utilities, property management fees, repairs, homeowner association dues, turnover cost, property taxes and insurance costs that are expected to continue in the ongoing operations of the Acquired Portfolio. Expenditures for maintenance and repairs are charged to operations as incurred.

3. Future Minimum Rental Revenues

As of December 31, 2015, the future minimum rental revenues, which represent the contractual rents per the respective lease agreements, of the Acquired Portfolio were as follows (in thousands):

January 1, 2016 to December 31, 2016	$21,079
2017	48
2018	—
2019	—
2020	—
2021 and thereafter	—
$21,127

4. Commitments and Contingencies

The Acquired Portfolio may be subject to legal claims in the ordinary course of business. The Company is not aware of any pending legal proceedings of which it is reasonably possible that the outcome will have a material effect on the Acquired Portfolio’s results of operations.

5. Subsequent Events

The Company has evaluated subsequent events through December 14, 2016, the date that this Historical Summary has been issued, and has determined that there have not been any events that have occurred that would require adjustments to the disclosures in the Historical Summary.

4